Exhibit 10.27.6

EXECUTION VERSION

AMENDMENT NO. 6 TO

MASTER REPURCHASE AGREEMENT

This AMENDMENT NO. 6 TO MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of January 26, 2015 by and between Bank of America, N.A. (“Buyer”) and loanDepot.com, LLC (“Seller”). This Amendment amends that certain Master Repurchase Agreement by and between Buyer and Seller, dated as of December 23, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).

R E C I T A L S

Buyer and Seller have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain mortgage loans from Seller and Seller agrees to sell certain mortgage loans to Buyer under a master repurchase facility. Buyer and Seller hereby agree that the Agreement shall be amended as more fully provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.	Amendments. Effective as of January 26, 2015, the Agreement is hereby amended as follows:

(a) Exhibit A to the Agreement is hereby amended by deleting the definitions of “Jumbo Mortgage Loan”, “Mortgage”, “Mortgage Loan” and “Mortgaged Property” in their respective entireties and replacing them with the following (modified text underlined for review purposes):

Jumbo Mortgage Loan: Unless defined otherwise in the Transactions Terms Letter, a first lien mortgage loan or Cooperative Loan underwritten to the same high standards as a Conventional Conforming Mortgage Loan except with respect to the original principal balance, which is greater than that permitted by the Agencies but less than one million ($1,000,000) dollars.

Mortgage: A first-lien or second-lien mortgage, deed of trust, security deed or similar instrument on either (i) with respect to a Mortgage Loan other than a Cooperative Loan, improved real property or (ii) with respect to a Cooperative Loan, the Proprietary Lease and related Cooperative Shares.

Mortgage Loan: An Agency Eligible Mortgage Loan, Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan (including a Jumbo Mortgage Loan that qualifies as either a Jumbo Interest Only Mortgage Loan or a Jumbo High LTV Mortgage Loan), Super Jumbo Mortgage Loan, HARP Mortgage Loan, HomePath Mortgage Loan, HomePath Renovation Mortgage Loan, Manufactured Home Loan, Cooperative Jumbo Mortgage Loan, Texas Cash-Out Refinance Mortgage Loan, Foreign National Mortgage Loan or Bond Loan – 1st Lien, which Mortgage Loan may be either a Dry Mortgage Loan or a Wet Mortgage Loan.

Mortgaged Property: The real property or other Cooperative Loan collateral securing repayment of the debt evidenced by a Mortgage Note.

(b) Exhibit A to the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

Assignment of Proprietary Lease: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Loan.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Jumbo Mortgage Loan: A Jumbo Mortgage Loan that is a

Cooperative Loan.

Cooperative Loan: A mortgage loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

Cooperative Unit: With respect to a Cooperative Loan, a specific unit in a

Cooperative Project.

Foreign National Mortgage Loan: A first lien Agency Eligible Mortgage Loan (i) that is eligible only for Fannie Mae, (ii) as to which the related Mortgagor is a citizen of any country other than the United States, (iii) that is a secondary residence, (iv) that is originated and underwritten in compliance with the Seller’s underwriting guidelines, and (v) that is approved by Buyer in its sole discretion.

Jumbo High LTV Mortgage Loan: A Jumbo Mortgage Loan which meets the criteria set forth in the Transactions Terms Letter.

Proprietary Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

(c) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting subclause “(a)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(a)	Eligible Loan. The Mortgage Loan is an Agency Eligible Mortgage Loan, Conventional Conforming Mortgage Loan, Government Mortgage Loan, Jumbo Mortgage Loan (including a Jumbo Mortgage Loan that qualifies as either a Jumbo Interest Only Mortgage Loan or a Jumbo High LTV Mortgage Loan), Super Jumbo Mortgage Loan, Bond Loan – 1st Lien,

HomePath Mortgage Loan, HomePath Renovation Mortgage Loan, Manufactured Home Loan, Cooperative Jumbo Mortgage Loan, Texas Cash-Out Refinance Mortgage Loan, Foreign National Mortgage Loan or HARP Mortgage Loan, as applicable. The Mortgage Loan is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.

(d) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting subclause “(e)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(e)	Mortgage Loan Documents. The Mortgage Loan is evidenced by instruments acceptable to FHA, VA, Fannie Mae, Freddie Mac or the Approved Investor, as applicable, given the type of Mortgage Loan. The Mortgage Loan Documents and other mortgage loan documents have been duly executed and delivered by the Mortgagor and create valid and legally binding obligations of the Mortgagor, enforceable in accordance with their terms, except as may be limited by bankruptcy or other laws affecting the enforcement of creditor’s rights generally, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto. With respect to each Foreign National Mortgage Loan, the non-U.S. citizenship of the Mortgagor will neither prevent nor materially impair the enforceability of the related Mortgage Loan.

(e) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting subclause “(h)” thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(h)	No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. Seller has not waived any default, breach, violation or event of acceleration; and with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(f) Exhibit L to the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by adding the following new subclauses thereto immediately following the end of section “(w)” thereof:

(x)

Cooperative Loan: Valid First Lien. With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Cooperative Shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor’s pro rata share of the cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the Cooperative Shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority equal to or over Seller’s security interest in such Cooperative Shares.

(y)	Cooperative Loan: Compliance with Law. With respect to each Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(z)	Cooperative Loan: No Pledge. With respect to each Cooperative Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.

(aa)	Cooperative Loan: Acceleration of Payment. With respect to each Cooperative Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

2.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.

3.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.	Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Principal Agreements and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.

5.	Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.

6.	Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

7.	Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

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IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if Seller fails to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A.		LOANDEPOT.COM, LLC

By:		By:

Name:	Adam Robitshek	Name:	Jon Frojen

Title:	Vice President	Title:	CFO